UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

POSITIVEID CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA		33445
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 12, 2012, PositiveID Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Ironridge Technology Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Ironridge”), whereby Ironridge agreed to purchase from the Company up to $10,000,000 of shares of the Company’s common stock  over a 24-month period, provided that certain conditions are met. The financing arrangement entered into by the Company and Ironridge is commonly referred to as an “equity line of credit” or an “equity drawdown facility.”

Under the terms of the Stock Purchase Agreement, Ironridge will not be obligated to purchase shares of the Company’s common stock unless and until certain conditions are met, including but not limited to the Securities and Exchange Commission (the “SEC”) declaring effective a Registration Statement (the “Registration Statement”) on Form S-1 and the Company maintaining an effective Registration Statement which registers Ironridge’s resale of any shares purchased by it under the equity drawdown facility, including the Commitment Fee Shares (as defined below). The customary terms and conditions associated with Ironridge’s registration rights are set forth in a Registration Rights Agreement that was also entered into by the parties on July 12, 2012 (the “Registration Rights Agreement”).

Fifteen (15) trading days after the Registration Statement is declared effective, the Company is obligated to sell, and Ironridge must purchase from the Company, up to $10,000,000 of shares of the Company’s common stock over a 24-month period beginning on such date (the “Commitment Period”).  The Company will do continuous draw downs of 2,000,000 shares under the Stock Purchase Agreement unless the Company sends a notice suspending the draw downs. Only one draw down will be allowed in each draw down pricing period. The draw down pricing period is the number of consecutive trading days necessary for 6,000,000 shares of the Company’s stock to trade.  The purchase price for the shares will be the lesser of (i) 90% of the Company’s volume-weighted average price (“VWAP”) on each trading day during the preceding draw down pricing period, or (ii) the arithmetic average of the three (3) lowest daily VWAPs during the preceding draw down pricing period.  The Company will deliver the shares sold to Ironridge by the third trading day following the draw down pricing period.  Ironridge is entitled to liquidated damages in connection with certain delays in the delivery of any draw down shares.

The Stock Purchase Agreement provides for a commitment fee to Ironridge of 3,000,000 shares of the Company’s common stock (the "Commitment Fee Shares”). Ironridge is also entitled to customary indemnification from the Company for any losses or liabilities it suffers as a result of any breach by the Company of any provisions of the Stock Purchase Agreement, or as a result of any lawsuit brought by any stockholder of the Company (except stockholders who are officers, directors or principal stockholders of the Company).

Conditions to Ironridge’s obligation to purchase shares include the following: trading in the Company’s common stock must not be suspended by the SEC or other applicable trading market; the Company must not have experienced a material adverse effect; all liquidated damages and other amounts owing to Ironridge must be paid in full; the Registration Statement must be effective with respect to Ironridge’s resale of all shares purchased under the equity drawdown facility; there must be a sufficient number of authorized but unissued shares of the Company’s common stock; and the issuance must not cause Ironridge to own more than 9.99% of the then outstanding shares of the Company’s common stock.

The Stock Purchase Agreement will terminate if the Company’s common stock is not listed on one of several specified trading markets (which include the NYSE MKT, OTC Bulletin Board and Pink Sheets, among others); if the Company files for protection from its creditors; or if the Registration Statement was not declared effective by the SEC by the 90th calendar day following the date of the Stock Purchase Agreement.  The Company may terminate the Stock Purchase Agreement with three days’ notice if Ironridge fails to fund any properly noticed draw down with five trading days.

The Stock Purchase Agreement also contains certain representations and warranties of the Company and Ironridge, including customary investment-related representations provided by Ironridge, as well as acknowledgements by Ironridge that it has reviewed certain disclosures of the Company (including the periodic reports that the Company has filed with the SEC) and that the Company’s issuance of the shares has not been registered with the SEC or qualified under any state securities laws. The Company provided customary representations regarding, among other things, its organization, capital structure, subsidiaries, disclosure reports, absence of certain legal or governmental proceedings, financial statements, tax matters, insurance matters, real property and other assets, and compliance with applicable laws and regulations. The Company’s representations and warranties are qualified in their entirety (to the extent applicable) by the Company’s disclosures in the reports it files with the SEC.

Under the Registration Rights Agreement the Company granted to Ironridge certain registration rights related to the shares issuable in accordance with the Stock Purchase Agreement. Under the Registration Rights Agreement, the Company agreed to prepare and file with the SEC one or more registration statements for the purpose of registering the resale of the maximum shares of common stock issuable pursuant to the Stock Purchase Agreement (the “Registrable Securities”). The Company agreed to file the initial registration statement with the SEC by July 31, 2012 and to cause such registration statement to be declared effective within 90 days following the date of the Stock Purchase Agreement. The Company is also required to amend such registration statement or file with the SEC such additional registration statement(s) as necessary to allow the continued registered resale of all of the Registrable Securities. The Company also agreed to indemnify Ironridge and its affiliates against certain liabilities, including liabilities under the Securities Act. Ironridge has agreed to indemnify the Company and its affiliates for losses under securities laws for any material omissions or misstatements with respect to information provided by Ironridge for inclusion in the Registration Statement covering the resale by Ironridge of shares sold to it under the Stock Purchase Agreement, subject to certain limitations.

The shares to be issued by the Company to Ironridge under the Stock Purchase Agreement will be issued in private placements in reliance upon the exemption from the registration requirements set forth provided for in Section 4(2) of the Act, and the rules promulgated by the SEC thereunder.

On July 12, 2012, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Ironridge pursuant to which the Company issued 500 shares of Series F Preferred Stock to Ironridge. The Series F Preferred Stock was issued in satisfaction of any obligation of the Company to issue the Success Fee Shares provided for in the Securities Purchase Agreement entered into between the Company and Ironridge dated January 13, 2012, which terminated on April 26, 2012 by its terms.

In addition, on July 12, 2012, the Company entered into Amendment No. 1 to Preferred Stock Purchase Agreement dated July 27, 2011 between the Company and Ironridge Global III, LLC ("Amendment No. 1") to conform the definition of “Announcement Date” to the definition of “Announcement Date” under the Purchase Agreement.

The information disclosed under Item 2.03 is incorporated into this Item 1.01 in its entirety.

Copies of the Stock Purchase Agreement and the Registration Rights Agreement are attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K. A copy of the Purchase Agreement and Amendment No. 1 will be filed as Exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. The description of certain terms of the Stock Purchase Agreement, the Registration Rights Agreement, and the Purchase Agreement set forth herein do not purport to be complete and are qualified in their entirety by the provisions of such agreements.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 9, 2012, the Company issued a Secured Promissory Note (the “Note”) in the principal amount of $849,510 to Holland & Knight LLP (“Holland & Knight”), the Company’s external legal counsel, in support of amounts due and owing to Holland & Knight as of June 30, 2012. The Note is non-interest bearing, and principal on the Note is due and payable as soon as practicably possible by the Company. The Company has agreed to remit payment against the Note immediately upon each occurrence of any of the following events (each a "Maturity Event"): (a) the Company’s completion of an acquisition or disposition of any of its assets or stock or any of its subsidiaries’ assets or stock with gross proceeds in excess of $750,000, (b) the Company’s completion of any financing with gross proceeds in excess of $1,500,000, (c) the Company’s receipt of any revenue in excess of $750,000 from the licensing or development of any of its or its subsidiaries products, or (d) any liquidation or reorganization of the Company's assets or liabilities. The amount of payment to be remitted by the Company shall equal one-third of the gross proceeds received by Company upon each occurrence of any of the above events, until the principal is repaid in full. If the Company receives $3,000,000 in gross proceeds in any one financing or licensing arrangement, the entire Principal balance shall be paid in full.

The Note is secured by substantially all of the assets of the Company pursuant to a Security Agreement between the Company and Holland & Knight dated July 9, 2012 (the “Security Agreement”).

The Note may be accelerated if an event of default occurs under the terms of the Note or the  Security Agreement, or upon the insolvency, bankruptcy, or dissolution of the Company.

Copies of the Note and Security Agreement will be filed as Exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. The description of certain terms of the Note and Security Agreement set forth herein do not purport to be complete and are qualified in their entirety by the provisions of such agreements.

Item 3.02. Unregistered Sales of Equity Securities.

The shares to be issued by the Company to Ironridge under the Stock Purchase Agreement and Purchase Agreement will be issued in private placements in reliance upon the exemption from the registration requirements set forth in the Act provided for in Section 4(2) of the Securities Act, and the rules promulgated by the SEC thereunder.

The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated July 12, 2012, between PositiveID Corporation and Ironridge Technology Co.
10.2	Registration Rights Agreement, dated July 12, 2012, between PositiveID Corporation and Ironridge Technology Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: July 13, 2012	By:	/s/ Bryan D. Happ
Bryan D. Happ Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated July 12, 2012, between PositiveID Corporation and Ironridge Technology Co.
10.2	Registration Rights Agreement, dated July 12, 2012, between PositiveID Corporation and Ironridge Technology Co.